EXHIBIT 10.1

BIOLASE TECHNOLOGY, INC.

2002 STOCK INCENTIVE PLAN

(As amended by the Board of Directors through October 10, 2005 and approved by the stockholders on November 15, 2005)

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

The Plan is intended to promote the interests of the Corporation by providing eligible persons who are employed by or serve the Corporation or any Parent or Subsidiary with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity incentive programs:

1. the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock;

2. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary); and

3. the Automatic Option Grant Program under which eligible non-Employee directors shall automatically receive option grants at designated intervals over their period of continued Board service.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

B. The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. (However, grants made to Section 16 Insiders by the entire Board will not be exempt from the million-dollar compensation deduction limitation of Code Section 162(m).) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee should be authorized by a disinterested majority of the Board.

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a director, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as directors for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

1. Employees,

2. non-Employee members of the Board or the board of directors of any Parent or Subsidiary, and

3. independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

B. Only non-Employee directors shall be eligible to participate in the Automatic Option Grant Program. A non-Employee director who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option Grant Program at the time he or she first becomes a non-Employee director, but shall be eligible to receive annual option grants under the Automatic Option Grant Program while he or she continues to serve as a non-Employee director.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,950,000 shares. Such authorized share reserve is comprised of (1) the initial share reserve for the Plan of 1,000,000 shares authorized by the Board on April 16, 2002 and approved by the stockholders on May 23, 2002, (2) the number of shares that remained available for issuance, as of May 23, 2002, under the Predecessor Plan as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under the Predecessor Plan, (3) an additional increase of 1,000,000 shares of Common Stock authorized by the Board on April 28, 2004 and approved by the stockholders on May 26, 2004, and (4) an additional increase of 950,000 shares of Common Stock authorized by the Board on September 19, 2005 and approved by the stockholders on November 15, 2005.

B. No one person participating in the Plan may receive stock options and direct stock issuances for more than 1,500,000 shares of Common Stock pursuant to the Plan in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (1) those options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation/regrant provisions of the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (1) the maximum number and/or class of securities issuable under the Plan, (2) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances under the Plan per calendar year, (3) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan (including the options transferred to this Plan from the Predecessor Plan), and (4) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be binding.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator. However, each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(a) cash or check made payable to the Corporation,

(b) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(c) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of 10 years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Option Grant Program that are outstanding at the time of the Optionee’s cessation of Service:

(a) Immediately upon the Optionee’s cessation of Service, the option shall terminate with respect to the unvested shares subject to the option.

(b) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then the option shall terminate immediately with respect to all shares subject to the option.

(c) Should the Optionee’s Service terminate for reasons other than Misconduct, then the option shall remain exercisable during such period of time after the Optionee’s Service ceases as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no option shall be exercisable after its Expiration Date. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s Service ceased. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the option shall terminate with respect to any vested shares subject to the options.

2. Among its discretionary powers, the Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(a) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service, but in no event beyond the expiration of the option term, and/or

(b) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

The Plan Administrator should consider the tax and accounting consequences before exercising such discretion.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (1) the exercise price paid per share or (2) the Fair Market Value per share of Common Stock at the time of the repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options, which are specifically designated as Non-Statutory Options when issued under the Plan, shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to the Optionee to be treated as Incentive Options.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.

III.	CHANGE IN CONTROL

A. In the event a Change in Control occurs, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Discretionary Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become vested on such an accelerated basis if and to the extent: (1) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force pursuant to the terms of transaction or (2) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread no later than the time the Optionee would vest in those option shares or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent: (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Immediately following the consummation of the Change in Control, all outstanding options granted pursuant to the Discretionary Option Grant Program shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the transaction.

D. Each option granted pursuant to the Discretionary Option Grant Program that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (1) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (2) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (3) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E. Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that the option shall become immediately exercisable and some or all of the shares subject to that option shall automatically become vested (and some or all of the repurchase rights of the Corporation with respect to the unvested shares subject to that option shall immediately terminate) upon the occurrence of a Change in Control, a Proxy Contest or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following any of these events. In addition, the Plan Administrator may provide that one or more of the Corporation’s repurchase rights with respect to some or all of the shares held by the Optionee at the time of such a Change in Control, a Proxy Contest, or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following such an event shall immediately terminate and all of the shares shall become vested.

F. The portion of any Incentive Option accelerated in connection with a Change in Control or Proxy Contest shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation described in Section II.B. above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

G. The outstanding options shall in no way affect the right of the Corporation to undertake any corporate action.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each stock issuance under this program shall be evidenced by a stock issuance agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A. Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator.

2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(a) cash or check made payable to the Corporation, or

(b) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting Provisions.

1. Except as otherwise provided below in Section I.B.2 of the Plan, shares of Common Stock issued under the Stock Issuance Program for a purchase price less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of the grant of the stock issuance agreement for such shares of Common Stock, shall be subject to the following vesting requirements of this Section I.B.1 of the Plan. The shares of Common Stock shall vest ratably over a period of not less than three years subject to continued employment or service with the Corporation (with the Corporation retaining the right to repurchase any of such unvested shares at the original purchase price of such shares in the event the recipient terminates employment as provided in the stock issuance agreement, except as otherwise provided in this section). The vesting of such shares of Common Stock may not be accelerated except in the event of a Change of Control of the Corporation, in the event of the death or Disability of the recipient of the shares of Common Stock, in the event of the actual or constructive termination of the employment or services of the recipient with the Corporation by the Corporation without cause (as determined by the Board) pursuant to the stock issuance agreement, an employment or services agreement, or in connection with a separation agreement or severance plan or arrangement under which the recipient of the shares of Common Stock is required to provide consideration for such acceleration of the vesting of the shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares (i) solely upon the attainment of designated performance goals provided that the minimum performance period is not less than one year, or (ii) upon the satisfaction of additional Service requirements in addition to the Service requirements in the preceding provisions of this section.

2. Shares of Common Stock issued under the Stock Issuance Program representing up to five percent (5%) of the total number of shares of Common Stock reserved for issuance under the Plan shall not be subject to the restrictions provided above in Section I.B.1 of the Plan and may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program pursuant to this Section I.B.2 shall be determined by the Plan Administrator and incorporated into the stock issuance agreement. Shares of Common Stock issued pursuant to this Section I.B.2 may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to such escrow arrangements as the Plan Administrator shall deem appropriate and shall be vested to the same extent the Participant’s shares of Common Stock are vested.

4. The Participant shall have full stockholder rights (other than transferability) with respect to any shares of Common Stock issued to the Participant pursuant to the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Cash dividends constitute taxable compensation to the Participant are deductible by the Corporation (unless the Participant has made an election under Section 83(b) of the Code).

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay the Participant, without interest, the lower of (a) the cash consideration paid for the surrendered shares or (b) the Fair Market Value of those shares at the time of cancellation and/or shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (a) or (b) amount.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

7. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II.	CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed in the stock issuance agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and some or all of the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control, a Proxy Contest or any other event, or the Participant’s Involuntary Termination within a designated period of time following any of these events.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.	OPTION TERMS

A. Automatic Grants. Option grants shall be made pursuant to the Automatic Option Grant Program in effect under this Plan as follows:

1. Initial Grant: Provided the non-Employee director has not previously been in the employ of the Corporation or any Parent or Subsidiary, each such individual who is first elected or appointed as a non-Employee director at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option. The number of shares of Common Stock subject to the option shall be equal to the product of (a) 2,500 shares and (b) (i) 12 minus (ii) the number of whole calendar months that have elapsed since the last Annual Stockholders’ Meeting or Special Meeting in lieu of an Annual Stockholders’ Meeting at which directors are elected.

2. Annual Grants: On the date of each Annual Stockholders’ Meeting (beginning with the 2002 Annual Stockholders’ Meeting) or Special Meeting in lieu of an Annual Stockholders’ Meeting at which directors are elected, each individual who is to continue to serve as a non-Employee director following an Annual Stockholders’ Meeting, whether or not that individual is standing for re-election to the Board at that particular Annual Stockholders’ Meeting, shall automatically be granted a Non-Statutory Option to purchase 30,000 shares of Common Stock. There shall be no limit on the number of such annual option grants any one non-Employee director may receive over his or her period of Board service, and non-Employee directors who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more option grants from the Corporation shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B. Exercise Price. The exercise price per share for each option grant made under the Automatic Option Grant Program shall be equal to 100% of the Fair Market Value per share of Common Stock on the option grant date.

C. Option Term. Each option grant under the Automatic Option Grant Program shall have a term of 10 years measured from the option grant date.

D. Exercise and Vesting of Options.

1. Each option under the Automatic Option Grant Program shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (a) the exercise price paid per share or (b) the Fair Market Value per share of Common Stock at the time of repurchase, should the Optionee cease such Board service prior to vesting in those shares.

2. The shares subject to each initial option grant shall vest, and the Corporation’s repurchase right shall lapse, in monthly installments upon the Optionee’s completion of each month of service as a non-Employee director measured from the option grant date.

3. The shares subject to each annual option grant shall vest, and the Corporation’s repurchase right shall lapse, in four successive quarterly installments upon the Optionee’s completion of the each quarter of service as a non-Employee director measured from the grant date.

E. Termination of Service. The following provisions shall govern the exercise of any options granted to the Optionee pursuant to the Automatic Option Grant Program that are outstanding at the time the Optionee ceases to serve as a director:

1. The option shall be exercisable until the earlier to occur of (a) the Expiration Date or (b) the one-year anniversary of the date the Optionee’s Board service terminated.

2. During the post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

3. Should the Optionee’s Board service cease due to death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may be exercised for any or all of those shares as fully vested shares of Common Stock.

4. Upon the expiration of the one year exercise period or (if earlier) upon the Expiration Date, the option shall terminate for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate to the extent the option is not otherwise at that time exercisable for vested shares.

F. Election to Decline Equity Incentive Grants. Notwithstanding anything to the contrary set forth in the Plan, each non-Employee director may elect to decline one or more of the option grants to which he or she may otherwise be entitled under the Automatic Option Grant Program, provided that any non-Employee director who elects to decline any such option grant shall not receive any other compensation in lieu of that option grant. Such election shall be made pursuant to written notice to the Corporation in which the non-Employee director specifically declines one or more such option grants and acknowledges that such director will not receive any other compensation from the Corporation in lieu of those option grants.

II.	CHANGE IN CONTROL/PROXY CONTEST

A. In the event a Change in Control occurs while the Optionee remains a director, the shares of Common Stock at the time subject to each outstanding option that was granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares subject to the option at that time as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B. In the event a Proxy Contest occurs while the Optionee remains a director, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Proxy Contest, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Such option shall remain exercisable until the earliest to occur of (1) the Expiration Date, (2) the expiration of the one-year period measured from the date of the Optionee’s cessation of Board service, or (3) the termination of the option in connection with a Change in Control transaction.

C. All outstanding repurchase rights under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall vest in full, immediately prior to the occurrence of a Change in Control or a Proxy Contest that occurs while the Optionee remains a director.

D. Each option which is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to undertake any corporate action.

III.	REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.	FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. After considering the tax and accounting consequences, the Plan Administrator shall establish the terms of any such promissory note (including the interest rate and the terms of repayment). In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (B) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase. Prior to permitting the use of promissory notes as payment under the Plan, the Plan Administrator should consider the restrictions on doing so imposed by Regulation U.

II.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares granted pursuant to the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock issued pursuant to the Plan (other than the options granted to non-Employee directors or independent contractors) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares. So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose may not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes). So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose may not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

III.	SHARE ESCROW/LEGENDS

Unvested shares of Common Stock may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Optionee’s or the Participant’s interest in such shares vests or may be issued directly to the Optionee or the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV.	RESTRICTIONS ON CANCELLATION AND REGRANT OF STOCK OPTIONS AND REPRICING OF STOCK OPTIONS

Except with the approval of the stockholders of the Corporation, (i) no option may be granted under the Plan to an employee, consultant or member of the Board in direct exchange for, or in direct connection with, the cancellation or surrender of an outstanding option of such person having a higher exercise price, and (ii) no option granted under the Plan may be amended to reduce the exercise price per share of the Common Stock of the Corporation subject to such option below the exercise price of the option as of the date the option is granted, except to reflect the substitution for or assumption of the option in connection with a Change in Control of the Corporation or if any change is made in the Common Stock subject to the Plan or subject to any option under the Plan without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation) in which case the outstanding stock options will be appropriately adjusted in the class or classes and number of securities and price per share of Common Stock subject to such outstanding stock options. In the event of the substitution for or assumption of an option in connection with a Change in Control of the Corporation or if any change is made in the Common Stock subject to the Plan or subject to any option under the Plan without the receipt of consideration by the Corporation, the Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Corporation shall not be treated as a transaction “without receipt of consideration” by the Corporation.)

V.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on May 23, 2002. No options may be granted or stock issued under the Plan at any time before May 23, 2002.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after May 23, 2002. All options outstanding under the Predecessor Plan on May 23, 2002 shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan.

C. Each outstanding option so transferred shall continue to be governed by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to automatically affect or otherwise modify the rights or obligations of the holders of such transferred options.

D. Notwithstanding the previous sentence, one or more provisions of the Plan, including, without limitation, the acceleration provisions of the Discretionary Option Grant Program relating to Changes in Control and Proxy Contests, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans provided that such provision or provisions do not adversely affect the Optionee’s rights and obligations.

E. Unless terminated by the Board prior to such time, the Plan shall terminate upon the tenth anniversary of the Plan’s adoption by the Board. Should the Plan terminate when any options or unvested shares are outstanding, such awards shall continue in effect in accordance with the provisions of the documents evidencing such grants or issuances.

VI.	AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend the Plan or any awards made hereunder. However, no such amendment of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment, and, except as provided in Section IV of Article Five of the Plan relating to adjustments upon changes in Common Stock, no increase in the number of shares of Common Stock reserved for issuance under the Plan shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Securities and Exchange Commission Rule 16b-3 or any Nasdaq or securities exchange listing requirements as in effect on October 10, 2005.

VII.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for any corporate purpose.

VIII.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any option or (2) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable requirements of any stock exchange or the Nasdaq Stock Market on which Common Stock is then listed for trading or traded.

IX.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

X.	CALIFORNIA BLUE SKY PROVISIONS

If the Corporation is not exempt from California securities laws, the following provisions shall apply to any sale of Common Stock or any option grant to an individual who is eligible to receive such grants pursuant to the Plan who resides in the State of California.

A. Option Grant Program.

1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(a) The exercise price per share applicable to each option shall not be less than 85% of the Fair Market Value per share of Common Stock on the date the option is granted.

(b) If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted.

2. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-Employee directors or independent contractors.

3. Unless the Optionee’s Service is terminated for Misconduct (in which case the option shall terminate immediately), the option (to the extent it was vested and exercisable at that the time Optionee’s Service ceased) must remain exercisable, following Optionee’s termination of Service, for at least (a) six months if Optionee’s Service terminates due to death or Permanent Disability or (b) thirty days in all other cases.

B. Stock Issuance Program.

1. The purchase price per share for shares issued under the Stock Issuance Program shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than 100% of such Fair Market Value.

2. The Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-Employee directors or independent contractors.

C. Repurchase Rights. To the extent specified in a stock purchase agreement or stock issuance agreement, the Corporation and/or its stockholders shall have the right to repurchase any or all of the unvested shares of Common Stock held by an Optionee or Participant when such person’s Service ceases. However, except with respect to grants to officers, directors, and consultants of the Corporation, the repurchase right must satisfy the following conditions:

1. The Corporation’s right to repurchase the unvested shares of Common Stock must lapse at the rate of at least 20% per year over five years from the date the option was granted under the Discretionary Option Grant Program or the shares were issued under the Stock Issuance Program.

2. The Corporation’s repurchase right must be exercised within ninety days of the date that Service ceased (or the date the shares were purchased, if later).

3. The purchase price must be paid in the form of cash or cancellation of the purchase money indebtedness for the shares of Common Stock.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean BIOLASE Technology, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BIOLASE Technology, Inc. which adopts the Plan.

G. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

J. Exercise Date shall mean the date on which the option shall have been exercised in accordance with the appropriate option documentation.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

L. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or its Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation (or any Parent or Subsidiary) employing the individual or (c) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

O. Non-Statutory Option shall mean an option not intended to be an Incentive Option.

P. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

Q. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

S. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee director to perform his or her usual duties as a director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

T. Plan shall mean the BIOLASE Technology, Inc. 2002 Stock Incentive Plan, as amended.

U. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

V. Plan Effective Date shall mean the date the Plan becomes effective and shall be coincidental with the date the Plan is approved by the Corporation’s stockholders. The Plan Effective Date is May 23, 2002.

W. Predecessor Plan shall mean the BIOLASE Technology, Inc. 1998 Stock Option Plan, as amended.

X. Primary Committee shall mean the committee comprised of one or more directors designated by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. To obtain the benefits of Rule 16b-3, there must be at least two members on the Primary Committee and all of the members must be “non-employee” directors as that term is defined in the Rule or the entire Board must approve the grant(s). Similarly, to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), there must be at least two members on the Primary Committee and all of the members must be “outside directors” as that term is defined in Code Section 162(m).

Y. Proxy Contest shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the directors ceases, by reason of one or more contested elections for directorship, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected or nominated for election as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time the Board approved such election or nomination.

Z. Secondary Committee shall mean a committee of one or more directors appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

AA. Section 16 Insider shall mean an executive officer or director of the Corporation or the holder of more than 10% of a registered class of the Corporation’s equity securities, in each case subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

BB. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-Employee member of the board of directors or independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

CC. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EE. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

FF. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of a Non-Statutory Option or unvested shares of Common Stock under the Plan may become subject in connection with the exercise of those options or the vesting of those shares.

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